As filed with the Securities and Exchange Commission on November 4, 2011

Registration No.  333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
Registration Statement
under
The Securities Act of 1933

Edison International	California	95-4137452
(Exact name of registrant as specified in its charter)	(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2244 Walnut Grove Avenue
Rosemead, California 91770
626-302-2222
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Michael A. Henry
Senior Attorney
2244 Walnut Grove Avenue (P.O. Box 800)
Rosemead, California 91770
626-302-4328
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate Date of Commencement of Proposed Sale to the Public:  From time to time after the effective date of this registration statement as determined by market conditions.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, check the following box.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    X

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this form is a registration statement pursuant to general Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  X

*Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check one):

Large Accelerated Filer   X                                                                      Accelerated Filer __
Non-accelerated filer __                                                                          Smaller reporting company __
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Amount To Be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, no par value	(1)	(1)	(1)	(1)

(1)
We are not registering any additional shares.  We registered 13,500,000 shares under Registration No. 333-121189.  As of September 22, 2011, 10,606,361 of those shares remain unsold.   We are filing this registration statement solely due to the expiration of Registration No. 333-155198, which is scheduled to expire on November 7, 2011.  Since no additional shares are being registered, no fee is due.

PROSPECTUS

EDISON INTERNATIONAL

Dividend Reinvestment and Direct Stock Purchase Plan

Our Dividend Reinvestment and Direct Stock Purchase Plan (the Plan) provides you an economical and convenient method of purchasing our Common Stock and reinvesting cash dividends in shares of our Common Stock. Current holders of record of our Common Stock may purchase additional shares of our Common Stock by reinvesting all or a portion of their cash dividends or making optional cash investments. Persons who are not already shareholders may purchase Common Stock through the Plan by paying an enrollment fee of $15 and by making an initial investment of at least $1,000 or authorizing automatic monthly withdrawals from a bank account of at least $100 per month for a minimum of ten consecutive months.

The Plan allows you to:
•	elect to have cash dividends paid on all or a percentage of your shares automatically reinvested in additional shares of our Common Stock;
•	purchase our Common Stock through cash investments made by check or automatic monthly withdrawals from a checking or savings account;
•	deposit all or a portion of your Common Stock certificates for credit to your Plan account;
•	purchase shares for the account of another person;
•	transfer shares to the existing account of another participant or to a newly-created account of a person not participating in the Plan;
•	sell shares held in the Plan;
•	obtain certificates for shares held in the Plan; and
•	execute certain transactions by telephone or online.

The Administrator of the Plan is Wells Fargo Shareowner Services, a division of Wells Fargo Bank, N.A. (the Plan Administrator). Cash dividends and cash investments will be used to purchase shares of our Common Stock which, at our option, will be either newly issued by us or purchased by the Plan Administrator on behalf of Plan participants in the open market. To the extent required by applicable law in certain jurisdictions, shares of Common Stock offered under the Plan to persons that do not own any shares of our Common Stock at the time are offered through Wells Fargo Advisors, LLC.

Our Common Stock is listed on the New York Stock Exchange under the symbol “EIX.” The price of newly issued shares of Common Stock will be the average of the high and low sale prices of our Common Stock, as reported on the New York Stock Exchange Composite Tape, on the applicable investment date or, if the New York Stock Exchange is closed on the investment date, on the next trading day the New York Stock Exchange is open. The price of shares purchased in the open market will be the weighted average price at which the Plan Administrator acquires the shares.

This prospectus relates to 13,500,000 shares of our Common Stock registered for purchase under the Plan. We suggest that you keep this prospectus for future reference.

There are significant risks associated with an investment in our securities. These risks are discussed in detail in the documents that are incorporated by reference in this prospectus. You should review those documents for a discussion of matters that investors in our securities should consider.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 4, 2011.

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus is not an offer to sell nor is it seeking an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus or the documents incorporated by reference in this prospectus is only accurate as of the date of those documents. Our business, financial condition and results of operations may have changed since those dates.

Unless the context otherwise requires, references in this prospectus to the “Company,” “we,” “us” and “our” refer to Edison International.

CHANGES TO THE PLAN

This prospectus amends and restates our earlier Dividend Reinvestment and Direct Stock Purchase Plan. The Plan has been amended such that at least 10% of dividends received must be reinvested in shares of our Common Stock.  Other changes to this prospectus have been made to update information, including the fees associated with the Plan (see Question 33). The amended and restated Plan will become effective on January 1, 2012.

All participants in the old Plan will automatically continue in the amended Plan. In the event you are a participant in the old Plan and, after reviewing this prospectus, you do not wish to continue participation in the amended Plan, you should contact the Plan Administrator.

The Plan does not represent a change in our dividend policy, which will continue to depend on future earnings, financial requirements and other factors. The payment of dividends is at the discretion of our board of directors, which may change the amount and timing of dividends at any time without notice.

SUMMARY OF THE PLAN

The following summary description of the Plan is qualified by reference to the full text of the Plan which appears in this prospectus. The references in this summary to questions refer to the numbered questions and answers contained below in this prospectus under the heading “Description of the Dividend Reinvestment and Direct Stock Purchase Plan.”

Dividend Reinvestment. You may elect to reinvest cash dividends on all or some of your shares of Common Stock. The Plan Administrator will use the cash dividends, from the shares for which you elect reinvestment, to purchase shares of Common Stock that will be added to your Plan account (see Question 11). We will pay cash dividends to you by check or direct deposit on shares for which you do not select reinvestment.

Optional Cash Investments. After enrolling in the Plan, you may purchase shares of our Common Stock through the Plan in any amount from a minimum of $25 per investment to a maximum of $20,000 per month. You may make optional cash investments by authorizing automatic monthly withdrawals from your bank account or by sending a check to the Plan Administrator at any time (see Question 12).

Initial Investment. If you are not already a shareholder of record, you may purchase Common Stock in the Plan for an enrollment fee of $15 and by making an initial investment of at least $1,000 or authorizing automatic monthly withdrawals from your bank account of at least $100 for a minimum of ten consecutive months (see Questions 8 and 12).

Enrollment. To enroll in the Plan, you must complete and sign an account authorization form and return it to the Plan Administrator or establish online access and enroll over the internet (see Question 7). You will be charged a $15 enrollment fee.

Price of Shares Purchased Under the Plan. The price of shares of Common Stock purchased under the Plan will depend on whether the shares are purchased directly from us or on the open market. If the shares are purchased on the open market, the price will be the weighted average price at which the Plan Administrator acquires the shares plus a brokerage commission and other fees. If the shares are purchased directly from us, the price of the shares will be the average of the high and low sale prices for all trades of our Common Stock on the New York Stock Exchange on the applicable investment date (see Question 16).

Frequency of Purchases for Dividend Reinvestment. The Plan Administrator expects to reinvest cash dividends on the applicable dividend payment date or, if the dividend payment date is not a trading day, the next trading day following the dividend payment date (see Question 17).

Frequency of Purchases for Optional Cash Investments. The Plan Administrator expects to invest initial and optional cash investments on Thursday of each week or, if Thursday is not a trading day, the next trading day following Thursday (see Question 17).

Certificate Issuance. You may receive stock certificates for any whole shares held in your Plan account without charge at any time upon request (see Question 19).

Share Transfers and Gifts. You may transfer shares from your Plan account to another person or purchase shares for others as a gift (see Questions 20 and 21).

Selling Shares. You may request the Plan Administrator to sell some or all of the shares held in your Plan account. You will be charged certain transaction costs such as a service fee and broker’s commission (see Questions 22 and 23).

Safekeeping. You may deposit Common Stock certificates with the Plan Administrator for safekeeping (see Question 31).

FORWARD-LOOKING STATEMENTS

This prospectus and the additional information described under the heading “Where You Can Find More Information” may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are subject to risks and uncertainties and are based on the beliefs and assumptions of our management, relying on information currently available to our management. When we use words such as “believes,” “expects,” “anticipates,” “intends,” “plans,” “estimates,” “should,” or similar expressions, we are making forward-looking statements. Forward-looking statements include the information concerning possible or assumed future results of operations set forth under the headings “Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” or similar headings in our Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, as well as information in our Current Reports on Form 8-K, incorporated by reference into this prospectus.

Forward-looking statements are not guarantees of performance. Our future results and shareholder value may differ materially from those expressed in these forward-looking statements. Many of the factors that will determine these results and value are beyond our ability to control or predict. These statements are necessarily based upon various assumptions involving judgments about the future. Factors which may cause results to differ are discussed in detail in our Annual Report on Form 10-k and Quarterly Reports on Form 10-Q. We caution you not to put undue reliance on any forward-looking statements. For those statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

ABOUT EDISON INTERNATIONAL

Edison International was incorporated on April 20, 1987, under the laws of the State of California.  Edison International is engaged in the business of holding, for investment, the common stock of its subsidiaries.  Edison International’s principal operating subsidiaries are Southern California Edison Company, a regulated electric utility, and Edison Mission Group.  Edison Mission Group is the holding company for its principal wholly owned subsidiaries, Edison Mission Energy, a competitive power generation company, and Edison Capital, an an infrastructure finance company.

The principal executive office of Edison International is located at 2244 Walnut Grove Avenue, Rosemead, California 91770, and the telephone number is (626) 302-2222.

USE OF PROCEEDS

We will receive no proceeds from open market purchases of our Common Stock by the Plan Administrator for participants under the Plan. We will receive proceeds from the sale by us of newly issued shares of our Common Stock to the Plan Administrator for participants under the Plan. However, we have no basis for estimating either the number of shares or prices of newly issued Common Stock that we may sell pursuant to the Plan. We expect to use any net proceeds for general corporate purposes.

DESCRIPTION OF THE DIVIDEND REINVESTMENT AND DIRECT STOCK PURCHASE PLAN

The following question and answer statements constitute the full provisions of the Plan.

Purpose

1.	What is the purpose of the Plan?

The purpose of the Plan is to provide participants with an economical and convenient method of automatically investing all or a portion of their cash dividends and making optional cash investments to purchase shares of our Common Stock. When we direct the Plan Administrator to purchase Common Stock directly from us, the Plan provides us with a cost-efficient way to raise additional capital.

Advantages

2.	What are some of the advantages of participating in the Plan?

•	You have an economical and convenient method of automatically investing all or a portion of your cash dividends and making optional cash investments to purchase shares of our Common Stock.

•	You may deposit all of your certificates of Common Stock with the Plan Administrator for safekeeping and credit to your Plan account.

•
The price of shares of newly issued Common Stock purchased with reinvested dividends or optional cash payments will be 100 percent of the average market price, determined as set forth in the answer to Question 16.

•	You pay no commission when shares are purchased under the Plan.

•	Full investment of funds is possible under the Plan because the Plan permits fractions of shares, as well as full shares, to be credited to your account.

•
Since the Plan Administrator holds shares in your account in book-entry form, you will avoid the cost and risk associated with the storage, loss, theft or destruction of stock certificates. You may receive stock certificates without charge at any time, upon request.

•	Regular statements of account provide simplified record keeping.

•	You may execute certain transactions over the telephone or online.

Disadvantages

3.	What are some of the disadvantages of participating in the Plan?

•
You will not be able to precisely time your purchases through the Plan and will bear the market risk associated with the fluctuations in the price of the Common Stock pending the investment of funds under the Plan (see Question 17).

•
You will not be able to precisely time your sales of shares through the Plan and will bear the market risk associated with the fluctuations in the price of the Common Stock pending the sale of shares under the Plan (see Question 22).

•	You will not earn interest on funds held by the Plan Administrator pending their investment (see Question 17).

•	You may not pledge the shares credited to your Plan account until you withdraw the shares from the Plan.

•	Plan accounts are not insured by the Securities Investor Protection Corporation, the Federal Deposit Insurance Corporation or any other entity.

Administration

4.	Who administers the Plan?

The Plan Administrator, Wells Fargo Shareowner Services, a division of Wells Fargo Bank, N.A., administers the Plan. The Plan Administrator is responsible for enrolling new participants in the Plan, reinvesting dividends, processing optional cash investments, processing share sale requests, depositing and safekeeping Plan shares, processing requests for certificates, and issuing account statements. You may obtain information about the Plan, the Plan Administrator or your Plan account by contacting the Plan Administrator online, by telephone or in writing.

The Plan Administrator is also responsible for purchasing and selling shares of Common Stock for participants’ Plan accounts, including the selection of the broker/dealer through which Plan purchases and sales are made. We have no control over the times or prices at which the Plan Administrator effects transactions in the open market or the selection of the broker/dealer used by the Plan Administrator to effect open market transactions.

If Wells Fargo Shareowner Services ceases to serve as Plan Administrator, we will designate its successor.

General Shareowner Information
Plan Requests should be mailed to:
Wells Fargo Shareowner Services
PO Box 64856
St. Paul, MN 55164-0856

Certified/Overnight Mail:
Wells Fargo Shareowner Services
161 North Concord Exchange
South St. Paul, MN 55075-1139

General Information:
Fax: 1-651-450-4085
Tel: 1-800-347-8625
Tel: 1-651-450-4064 (outside the United States)

An automated voice response system is available 24 hours a day, 7 days a week. Customer Service Representatives are available from 7:00 a.m. to 7:00 p.m., Central Time, Monday through Friday.

Internet addresses:
General Inquiries and Account Information: www.shareowneronline.com

When communicating with the Plan Administrator about an existing account, you should provide your account number and a daytime telephone number. Please be sure to refer to “Edison International.”

Eligibility for Participation

5.	Who is eligible to participate in the Plan?

Any interested investor, whether or not an existing shareholder of record of our Common Stock, is eligible to participate in the Plan.

Under certain circumstances, the acquisition of shares through the Plan and any sale of shares by directors and executive officers of Edison International, or by immediate family members or trusts of such directors and officers, may be subject to Section 16 of the Securities Exchange Act of 1934, as amended, and the rules of the Securities and Exchange Commission. Such persons should consult with their own legal advisors concerning potential liabilities and reporting obligations under Section 16.

Regulations in certain countries may limit or prohibit participation in the Plan. Accordingly, persons residing outside the United States who wish to participate in the Plan should first determine whether they are subject to any governmental regulation prohibiting their participation.

Account Forms

6.	What forms do I use to enroll in the Plan, request transactions or make changes to my Plan account?

You should obtain the proper form as described below and return it to the Plan Administrator. You may obtain these account forms by contacting the Plan Administrator by telephone, or downloading the forms online (see Question 4).

Account Authorization Form. An account authorization form is used to enroll in the Plan, change your address of record, select or change a dividend reinvestment option and, if you choose, to authorize, change or terminate your automatic monthly withdrawals or authorize automated account access.

Transaction Request Form. A transaction request form is used to establish, change or terminate automatic monthly withdrawals, make optional cash investments, sell Plan shares, deposit share certificates, request certificates for Plan shares or terminate participation in the Plan. A transaction request form is attached to each account statement mailed to participants.

You may conduct certain transactions by telephone or online without using these account forms (see Questions 24 and 25).

Enrollment

7.	How do I enroll in the Plan?

You may enroll in the Plan online or by completing an account authorization form and returning it to the Plan Administrator.

Online. You may enroll online at www.shareowneronline.com. At the time of establishing online account access, you will be required to provide certain information such as: your shareholder account numbers, company name (Edison International) and your email address in order to complete the enrollment process. After establishing online account access, you will be able to view your account and conduct certain transactions online (see Questions 25 and 26).

Mail. You may also enroll by completing an account authorization form and returning it to the Plan Administrator at the address set forth in Question 4. You may obtain an account authorization form at any time by going online or by contacting the Plan Administrator at the address or telephone number stated in Question 4.

In addition to the enrollment procedures described above, interested investors who are not already shareholders of record must make an initial investment as set forth in Question 8.

Note:  Regulations in certain countries may limit or prohibit participation in this type of Plan. Accordingly, persons residing outside the United States who wish to participate in the Plan should first determine whether they are subject to any governmental regulation prohibiting their participation.

8.	Are there any additional enrollment requirements for investors that are not already shareholders?

If you are not already a shareholder of record, you must also pay an enrollment fee of $15 and make an initial investment of at least $1,000 or authorize automatic monthly withdrawals from your bank account of at least $100 for a minimum of ten consecutive months.

9.	How do I participate if my shares are held for me in the name of my bank or broker?

Beneficial owners whose shares are registered in names other than their own (for example, in the name of a broker, bank nominee or trustee) may participate in the Plan by one of the following three ways.

•	Beneficial owners may participate by having at least one of their shares registered in their own names.

•
Beneficial owners may make arrangements for participation with the broker or fiduciary institution in whose name the stock is registered without having to transfer any shares into their own names, if the broker or fiduciary institution agrees to provide such a service. In this case, it is the broker or fiduciary institution that becomes a participant in the Plan.

•
Beneficial owners may enroll in the Plan by completing an account authorization form and making the initial investment that is required for investors who are not already shareholders and paying an enrollment fee of $15 (see Question 8).

When to Join the Plan

10.	When may I join the Plan?

You may join the Plan at any time. If you are a shareholder of record and the account authorization form is received by the Plan Administrator before the record date for the payment of a dividend, then all or a portion of the dividend will be used to purchase additional shares of Common Stock for you. If the account authorization form is received after the record date for a dividend, the reinvestment of dividends will not start until payment of the next dividend. Dividend payment dates for Common Stock dividends will generally be January 31, April 30, July 31 and October 31. Subject to our board of directors’ determination, record dates will usually be the last business day of the month preceding the month of payment.

Dividend Reinvestment

11.	How does dividend reinvestment work?

You will need to select one of two dividend reinvestment options offered through the Plan when you enroll. Your selection will apply to shares held in your Plan account and shares registered in your name. You may change your selection at any time by following the instructions in Question 13.

Your dividend reinvestment options are as follows:

•
Full Dividend Reinvestment. You may elect to automatically reinvest in shares of Common Stock the cash dividends paid on all shares then or subsequently held in physical certificate form registered in your name and all shares then or subsequently held in your Plan account, including fractional shares and shares purchased under the Plan.

•
Partial Dividend Reinvestment. You may elect to automatically reinvest the cash dividends on a percentage from 10 percent to 90 percent, in increments of 10 percent, of the total number of shares then or subsequently held in physical certificate form registered in your name and then or subsequently held in your Plan account. The Plan Administrator will reinvest the cash dividends paid on the specified percentage in shares of Common Stock.

•
Direct Deposit of Dividends. You can have your cash dividends not being reinvested transferred directly to your bank for deposit. For electronic direct deposit of dividends funds, contact the Plan Administrator to request a Direct Deposit of Dividends Authorization Form, complete and return to the Plan Administrator. Be sure to include a voided check for checking accounts or savings deposition sip for savings accounts. If your stock is jointly owned, all owners must sign the form.

Regardless of your choice of dividend reinvestment option, you may make optional cash investments at any time. You may not elect to reinvest less than 10% of the cash dividends in shares of Common Stock.

Optional Cash Investments

12.	How do I make optional cash investments?

You may make optional cash investments by authorizing automatic monthly withdrawals from your designated United States bank account or by sending a check in U.S. funds payable to Shareowner Services at any time. You may vary your optional cash investments from a minimum of $25 per transaction up to a maximum of $20,000 per month. If you are not already a shareholder of record, there is an enrollment fee of $15 and your initial investment must be at least $1,000 or you must authorize automatic monthly withdrawals from your designated bank account of at least $100 for a minimum of ten consecutive months.

Check. When making optional cash investments by check, you must include a completed transaction request form. A transaction request form is attached to your account statement. You may also obtain a transaction request form by contacting the Plan Administrator (see Question 4).

You should make your checks payable to Shareowner Services, include your account number on your check and refer to Edison International. You should mail your check directly to the Plan Administrator at the address set forth in Question 4. The Plan Administrator will make every effort to process your investment for the next investment date, provided that it receives the funds no later than one business day prior to an investment date. Otherwise, the Plan Administrator will hold cash investments for investment on the next investment date (see Question 17). Do not mail checks to Edison International.

Your check must be in U.S. dollars and drawn on a United States bank. If you live outside the United States, you should contact your bank to verify they may provide you with a check that clears through a United States bank and may print the dollar amount in U.S. funds. Due to the longer clearance period, we are unable to accept checks through a non-United States bank. Please do not send cash.

You may obtain a refund of any cash investment upon request received by the Plan Administrator on or before the second business day prior to the date on which it is to be invested. However, the Plan Administrator will not make any refunds until it has actually collected the funds from any check.

If any optional cash contribution, including payments by check or automatic withdrawal, is returned for any reason, the Plan Administrator will remove from the participant’s account any shares purchased upon prior credit of such funds, and will sell those shares. The Plan Administrator may sell other shares in the account to recover a $35 returned funds fee for each optional cash contribution returned unpaid for any reason and may sell additional shares as necessary to cover any market loss incurred by the Plan Administrator.

Automatic Electronic Funds Transfer. In addition to making optional cash investments by check, you may authorize automatic monthly withdrawals from a designated United States bank account. With automatic monthly withdrawals, your bank account is debited five business days before the investment date. The investment date for funds received from automatic monthly withdrawals is the third Thursday of each month or, if the third Thursday is not a trading day, the next trading day following the third Thursday of each month. If the investment day is in a week in which a cash dividend is paid, the investment day will be the dividend payment date or, if the dividend payment date is not a trading day, the next trading day following the dividend payment date.

You will not receive any confirmation of the transfer of funds other than as reflected in your monthly Plan account statement and in your bank statement.

To authorize automatic monthly withdrawals from your designated United States bank account, new investors may go online or complete and sign the appropriate section of the account authorization form and return it to the Plan Administrator together with a voided blank check or deposit slip for the account from which funds are to be transferred. Current participants may go online to authorize monthly automatic withdrawals. Your automatic funds transfers will begin as soon as practicable after the Plan Administrator receives your request.

You may stop the automatic cash withdrawal and investment service by going online, by telephone if you have automated account access, or by writing to the Plan Administrator at the address shown in this prospectus (see Question 4).

Participants may change the designated account for automatic deduction by going online or by written instructions to the Plan Administrator. To be effective with respect to a particular investment date, your change or termination request must be received by the Plan Administrator at least 15 business days before the investment date.

Changing Your Investment Options

13.	May I change my investment options under the Plan?

You may change your investment options at any time by contacting the Plan Administrator by telephone if you have automated account access, making the request online or completing and returning an account authorization form (see Questions 24 and 25 regarding telephone and online transactions).

Source of Shares Offered

14.	What is the source of shares purchased under the Plan?

The Plan Administrator may acquire shares for participants under the Plan through:

•	purchases of newly issued shares of Common Stock from us, at our discretion,

•	purchase of shares of our Common Stock on the open market, or

•	a combination of the foregoing.

Number of Shares to be Purchased

15.	How many shares will be purchased for me?

The number of shares of Common Stock purchased for you will depend on the amount of cash dividends being reinvested, the amount of your optional cash investments, if any, and the purchase price per share for the applicable purchase date. Income tax withholding may be deducted from your cash dividend if you fail to give the Plan Administrator your social security number or if you are a foreign shareholder (see Question 29). Both whole and fractional shares will be purchased, with the latter computed to three decimal places. Shares purchased, including fractional shares, will be credited to your Plan account.

Price of Shares

16.	What will be the price of shares of Common Stock purchased under the Plan?

For shares of Common Stock purchased on the open market, the price of the shares will be the weighted average price at which the Plan Administrator acquires the shares. We will pay to the Plan Administrator brokerage commissions and other fees for shares purchased in the open market.

If we elect to sell newly issued shares of Common Stock to the Plan Administrator, the price of the shares will be 100 percent of the average of the high and low sale prices of our Common Stock on the New York Stock Exchange—Composite Transactions on the applicable investment date or, if the New York Stock Exchange is closed on the investment date, on the next trading day the New York Stock Exchange is open.

When are Shares Purchased?

17.	When are shares purchased under the Plan?

The timing of purchases under the Plan depends on whether the Plan Administrator is reinvesting dividends or investing initial and optional cash investments.

Dividend Reinvestment. The Plan Administrator expects to reinvest cash dividends on the applicable dividend payment date or, if the dividend payment date is not a trading day, the next trading day following the dividend payment date.

Initial and Optional Cash Investments. The Plan Administrator expects to invest initial and optional cash investments on (a) Thursday of each week or, if Thursday is not a trading day, the next trading day following Thursday or (b) in any week in which a cash dividend is paid, the dividend payment date or, if the dividend payment date is not a trading day, the next trading day following the dividend payment date.

Although the Plan Administrator expects to complete all purchases on the dividend payment date or investment date, it will make all purchases within five business days of the dividend payment date or investment date, subject to any waiting periods required under applicable laws or stock exchange regulations.

The Plan Administrator will not be liable for any claim arising out of failure to purchase stock on a certain date or at a specific price. You bear this risk by participating in the Plan. You will not earn interest on funds held by the Plan Administrator pending their investment in Common Stock.

How to Withdraw from the Plan

18.	When and how can I withdraw from the Plan?

You may terminate your participation in the Plan at any time by submitting the appropriate information on the transaction request form attached to your account statement or by submitting a written request, which includes your account number and references “Edison International” to the Plan Administrator. Your written request for termination should be signed by the authorized signers as their names appear on their account statement. You may also terminate your participation in the Plan by telephone if you have automated account access (see Question 24).

If your request to terminate from the Plan is received on or after a dividend record date, but before the dividend payment date, your termination will be processed as soon as practicable, and a separate dividend check will be mailed to you. Future dividends will be paid in cash, unless you rejoin the Plan. Your written request for termination should be signed by the authorized signers as their names appear on their account statement.

The Plan Administrator must receive requests to terminate automatic monthly withdrawals from a bank account at least 15 business days prior to the scheduled investment date to ensure your request is effective as to the next optional cash investment.

Upon termination of your participation in the Plan, the Plan Administrator will send you a statement representing the number of whole shares in your Plan account and a check, less any applicable brokerage commissions and service fees, for your fractional share interest. In order to receive a stock certificate, you must specifically request that a certificate be issued and sent to you. If you request, the Plan Administrator will sell some or all Plan shares on your behalf. After the settlement of the sale, the Plan Administrator will send you a check, less the applicable brokerage commissions and service fees, and a certificate representing any whole shares not sold. In every case, the participant’s interest in a fractional share will be settled in cash at the current market price.

If you are submitting a request to sell all or part of your Plan shares and requesting net proceeds to be automatically deposited to a bank checking or savings account, you must provide a voided blank check for a checking account or blank savings deposit slip for a savings account. If you are unable to provide a voided check or deposit slip, your written request must have your signature medallion guaranteed by an eligible financial institution for direct deposit. Requests for automatic deposit of sale proceeds that do not provide the required documentation will not be honored and a check for the net proceeds will be issued.

Withdrawal of Shares

19.	May I withdraw shares from my Plan account?

If you wish to remain in the Plan but withdraw full shares, you may do so at any time by returning the transaction request form attached to your account statement to the Plan Administrator or by contacting the Plan Administrator by telephone (see Question 24). Any remaining whole or fractional shares will remain in your Plan account. Your shares will be issued to you in book-entry form, unless you specifically request a stock certificate. A direct registration statement will be delivered to you reflecting any transactions processed in your account.

Withdrawal of your entire share balance from the Plan will be considered a termination. However, you may elect to re-enroll at any time by submitting a completed account authorization form to the Plan Administrator.

Share Transfers and Gifts

20.	May I transfer Plan shares to another person?

You may transfer Plan shares to another person, subject to compliance with any applicable laws. To do this, you must complete and sign a stock power and return the completed executed stock power to the Plan Administrator. Your signature on the stock power must be medallion guaranteed by an eligible financial institution. You may obtain a stock power online or by contacting the Plan Administrator by telephone.

To transfer shares to an existing account of a participant, you should provide the participant’s name and account number on the stock power. If the recipient is not already a participant in the Plan, you may instruct the Plan Administrator to open an account for the recipient. You may do this by submitting an account authorization form and choosing a dividend reinvestment option for the recipient. You may also instruct the Plan Administrator to issue a share certificate in the recipient’s name.

The Plan Administrator will use the following guidelines to execute share transfers when specific instructions are not provided on the stock power form:

•	When transferring shares to a Plan participant, the Plan Administrator will transfer the shares to the participant’s existing account.

•	When transferring shares to a current shareholder not participating in the Plan, the Plan Administrator will issue a certificate in the shareholder’s name.

•
When transferring shares to a person who is not a current shareholder, the Plan Administrator will automatically open an account for the person and enroll them in the Plan. The Plan Administrator will select the “full dividend reinvestment” option for this account. The shareholder may change this dividend reinvestment option at any time (see Question 13).

21.	May I purchase shares for others?

You may purchase shares of Common Stock for others by making cash investments on their behalf. If the recipient is not already a participant in the Plan, you must have them complete an account authorization form and return the completed form to the Plan Administrator together with a $15 enrollment fee and either an initial investment of at least $1,000 or authorization for automatic monthly withdrawals of at least $100 for a minimum of ten consecutive months. If the participant is already a participant in the Plan, you may submit a check of at least $25 with the recipient’s account number and name on it.

Sale of Shares

22.	How may I sell shares in my Plan account?

You may request at any time that the Plan Administrator sell some or all of the shares held in your Plan account by completing a transaction request form or submitting a written request, which includes your account number and references “Edison International” to the Plan Administrator.

If the current market value of the shares requested to be sold is $25,000 or less, and you have previously authorized automated account access, you may sell Plan shares by contacting the Plan Administrator by telephone or requesting the sale online (see Questions 24 and 25). This limitation is set to help protect against unauthorized sales. In addition, the Plan Administrator, for any reason at its sole discretion and at any time, has the right to decline to process a telephone or online sale request and in its place require written submission of the sales request.

The Plan Administrator will make every effort to process your sale order on the next trading day following receipt of your properly completed request, provided that instructions are received before 5:00 p.m. Central Time. Sale requests involving multiple transactions may experience a delay. The Plan Administrator will not be liable for any claim arising out of failure to sell stock on a certain date or at a specific price. You bear the risk by participating in the Plan.

The Plan Administrator will mail the proceeds from the sale of the shares, less applicable brokerage commissions and service fees, to you after settlement of the sale. You may choose to receive the proceeds from the sale by check payable to the name or names in which your Plan account is registered or to have the proceeds deposited directly into your United States bank account.

23.	Will I incur any expenses in connection with the sale of shares under the Plan?

The Plan Administrator charges a service fee of $15 per transaction and a broker commission of $0.12 per share sold. The Plan Administrator deducts these fees directly from the sale check or direct bank deposit.

Account Access

24.	May I execute transactions by telephone?

In order to conduct transactions by telephone, you will need to authorize automated access for your account and select a personal identification number for security purposes. Investors who do not currently participate in the Plan must use the account authorization form to establish automated access. Current participants may establish automated access by completing the appropriate section of the account authorization form. You may obtain these forms from the Plan Administrator (see Question 4). After you have authorized automated access, you will be able to:

•	Change your dividend reinvestment option;

•	Change the dollar amount or terminate automatic monthly withdrawals from your bank account;

•	Request a certificate for all or a portion of your whole Plan shares, if the current market value of the shares to be issued is $50,000 or less; and

•	Sell all or a portion of your Plan shares, if the current market value of shares to be sold is $25,000 or less and you have a United States bank account.

25.	May I view my account information and execute transactions online?

The Plan Administrator maintains an internet web site at www.shareowneronline.com that allows you to view your account balance, stock values, dividend information, reinvestment details and other helpful information. You may use online access to:

•	Enroll in the Plan;

•	Change your dividend reinvestment option;

•	Authorize, change or terminate automatic monthly withdrawals from your bank account;

•
Sell all or a portion of your Plan shares, if the current market value of the shares to be sold is $25,000 or less, you have a United States bank account and, for joint accounts, you have previously authorized automated account access; and

•	Update your personal information.

26.	How do I establish online access?

To establish online access go to www.shareowneronline.com and follow the instructions provided. Participation in the Plan through the Plan Administrator’s online service is voluntary.

Stock Dividends, Splits and Rights Offerings

27.	What happens if Edison International issues a stock dividend, declares a stock split, or has a rights offering?

If we have a stock dividend or a stock split, the Plan Administrator will credit your Plan account on the payable date with the number of shares of Common Stock distributable with respect to the Plan shares that you own as of the record date.

If you send a notice of termination or a request to sell to the Plan Administrator between the record date and the payable date for a stock distribution, the Plan Administrator will not process the request until the stock distribution is credited to your Plan account.

In a rights offering, your entitlement will be based on your total holdings, including those credited to your Plan account. Rights applicable to shares credited to your Plan account, however, will be sold by the Plan Administrator. The proceeds will be credited to your Plan account and applied as an optional cash payment to purchase Common Stock on the next investment date. You may request, in writing, the Plan Administrator to issue a certificate for whole shares of Common Stock credited to your Plan account prior to the record date for any rights offering, in which case you would receive the rights.

Federal Income Tax Consequences

28.	What are the Federal income tax consequences of participating in the Plan?

You have the same federal income tax obligations with respect to your dividends as do holders of Common Stock who are not participating in the Plan. This means that cash dividends reinvested pursuant to the Plan will be taxable as having been received even though you do not actually receive them in cash.

As a general rule, the tax basis for shares or fractions of a share credited to you under the Plan will be equal to the amount paid for the shares. The holding period for shares credited to you under the Plan commences the day following the credit of the shares to your account.

Compliance with Emergency Economic Stabilization Act of 2008

Effective January 1, 2012, this Plan will require a minimum reinvestment of 10% of the dividends (if any) paid on any share of stock (Certificates, Direct Registration, or Plan) held in your account.  The Plan qualifies as a Dividend Reinvestment Plan under the meaning of Treasury Regulation 1.1012-1(e)(6)(i), which effective January 1, 2012, enables participants to use the “average basis method” when determining the tax basis of any shares sold.

This Plan assumes that each participant will use the first-in, first-out “FIFO” method when determining the tax basis of any shares sold.  Participants may designate their preference for a different method of determining the tax basis of shares by identifying this preference to the Plan Administrator.  Participants may designate their preference for “specific identification” cost basis at any time or, effective January 1, 2012, may designate their preference for the “average basis method.”

You will not realize any taxable income when you receive certificates for whole shares credited to your account under the Plan (for example, when you withdraw from the Plan or for other reasons request certificates), but you will realize gain or loss upon the sale by you or the sale by the Plan Administrator of any share or fraction of a share held in your account, in an amount equal to the difference between the amount received for the shares sold and your tax basis in those shares. Shares acquired through the reinvestment of dividends during the period January 1, 1982 through December 31, 1985, may be “Qualified Shares” under the Economic Recovery Tax of 1981.

The foregoing description is only a summary of certain federal income tax consequences of participation in the Plan and does not purport to be a complete description of the federal income tax consequences you might experience. The description may be affected by future legislation, Internal Revenue Service rulings and regulations, or court decisions. You are advised to consult with your own tax advisor as to the application of the foregoing summary of federal income tax consequences to your own tax situation.

Foreign Shareholders

29.	What provision is made for foreign shareholders whose dividends are subject to income tax withholding?

In the case of those foreign shareholders whose dividends are subject to United States income tax withholding, an amount equal to the dividends, less the amount of tax required to be withheld, will be applied to the purchase of shares of Common Stock. The statement confirming purchases made for foreign participants will indicate the net dividend payment reinvested.

Optional cash payments received from foreign shareholders in the form of a check must be in United States dollars and drawn on a United States bank and will be invested in the same manner as payments from other participants.

Voting of Shares

30.	How will shares held in my Plan account be voted at meetings of shareholders?

For each meeting of shareholders, you will receive proxy materials that allow you to vote your Plan shares by proxy. If you do not return the proxy or return it unsigned, none of your shares will be voted unless you vote in person. Fractional shares may not be voted.

Safekeeping Services

31.	May I deposit certificated shares in my account?

You may deposit Common Stock certificates in your possession with the Plan Administrator for safekeeping. Deposited shares represented by Common Stock certificates will be credited to your Plan account. Thereafter, the shares will be treated in the same manner as shares purchased through the Plan.

You are responsible for maintaining your own records of the cost basis of certificated shares deposited with the Plan Administrator.

To use this service, you must send your certificates to the Plan Administrator, accompanied by the transaction request form attached to your account statement. You should not endorse the certificates or complete the assignment section on the back of the certificates.

Because you bear the risk of loss when sending stock certificates through the mail, we recommend that you send them registered and insured for at least 2 percent of the current market value of the shares represented by the certificates.

Optional Mail Loss Insurance

Please be advised that choosing registered, express or certified mail alone will not protect you should your certificates become lost or stolen.

As the Plan Administrator, we can provide low-cost loss insurance for certificates being returned for conversion to book-entry form.  Mail loss insurance covers the cost of the replacement surety bond only.  Replacement transaction fees may also apply. To take advantage of the optional mail loss insurance, simply include your $10.00 check, made payable to WFSS Surety Program, along with your certificates and instructions.

To qualify for this service you must choose to use an accountable mail delivery service such as Federal Express, United Parcel Service, DHL, Express Mail, Purolator, TNT or United States Postal Service Registered Mail. Any one shipping package may not contain certificates exceeding a total value of $100,000.

The value of certificate shares is based on the closing market price of the common stock on the trading day prior to the documented mail date. Claims related to lost certificates under this service must be made within 60 days of the documented delivery service mail date. This is specific coverage for the purpose of converting shares to book-entry form and the surety is not intended to cover certificates being tendered for certificate breakdown or exchange for other certificates.

32.	May my shares remain on deposit if my participation in the Plan is discontinued?

No. Upon withdrawal from the Plan, you must elect to receive your Plan shares either in certificated form, uncertificated form held in a direct registration account or in cash (see Question 18).

Fees and Expenses

33.	Will I incur any fees or expenses participating in the Plan?

You will pay no fees or expenses when purchasing newly issued shares either with reinvested dividends or optional cash payments. We will pay to the Plan Administrator brokerage commissions and other fees for shares purchased in the open market. If you terminate participation in the Plan and elect to have the Plan Administrator sell shares, you will pay a transaction charge plus brokerage commissions (see Question 23).

Fee Disclosure Table
Certificate Deposit	Company-paid
Certificate Issuance	Company-paid
Enrollment Fee	$15, Participant-paid
Investment Fees
via optional cash investment	Company-paid
via dividend reinvestment	Company-paid
purchase commission	Company-paid
Sales Fees	Participant-paid
service fee	$15 per transaction
sales commission	$0.12 per share
Direct deposit of net sale proceeds	$5 per transaction

Fee for Returned Checks or Rejected Automatic
Bank Withdrawals	$35 per item
Prior Year Duplicate Statements	$15 per year

Interpretation and Regulation

34.	Who interprets and regulates the Plan?

We reserve the right to interpret and regulate the Plan as we deem desirable or necessary. We and the Plan Administrator will not be liable for any act done in good faith or for any omission in good faith to act, including, without limitation, any claim of liability arising out of failure to terminate a participant’s account upon the participant’s death prior to receipt of written notice of the death, the prices at which shares are purchased or sold for a participant’s account, the times when purchases or sales are made, check clearing, or fluctuations in the market value of our Common Stock.

We and the Plan Administrator cannot assure you of profits, or protect you against losses, on the shares purchased under the Plan.

You should be aware and are cautioned that neither the Plan nor this prospectus provides you with any guarantee regarding the frequency or amount of future dividends, which will continue to depend upon our future earnings, financial requirements and other factors, and the judgment of our board of directors.

Modification and Discontinuation of Plan

35.	May the Plan be modified or discontinued?

We reserve the right to suspend, modify or terminate the Plan at any time. Notification of any suspension, material modification or termination of the Plan will be sent to all affected participants in the Plan.

The Plan Administrator may terminate your participation in the Plan if you do not own at least one full share in your name or hold at least one full share through the Plan.

LIMITED LIABILITY

Other than with respect to actions or inactions constituting willful misconduct, neither the Company nor the Plan Administrator nor any broker/dealer selected by the Plan Administrator to execute purchases and sales on behalf of the Plan shall be liable for any act, or for any omission to act, hereunder, including without limitation, any claims of liability (a) with respect to the time or prices at which shares are purchased or sold for a participant’s account, or any inability to purchase or sell shares, (b) for any fluctuation in the market value after purchase or sale of shares, (c) any administrative delay in effecting payroll deductions, (d) delays resulting from the improper completion or delivery of authorization forms, changes thereto or withdrawal requests, or (e) arising out of a failure to terminate a participant’s account upon such participant’s death prior to receipt of notice in writing of such death. The Plan Administrator is acting solely as agent of the Company and owes no duties, fiduciary or otherwise, to any other person by reason of this Plan, and no implied duties, fiduciary or otherwise, shall be read into this Plan.  The Plan Administrator undertakes to perform such duties and only such duties as are expressly set forth herein, to be performed by it, and no implied covenants or obligations shall be read into this Plan against the Plan Administrator or the Company.

In the absence of negligence or willful misconduct on its part, the Plan Administrator, whether acting directly or through agents or attorneys, shall not be liable for any action taken, suffered, or omitted or for any error of judgment made by it in the performance of its duties hereunder.  In no event shall the Plan Administrator be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profit), even if the Plan Administrator has been advised of the likelihood of such loss or damage and regardless of the form of action.

The Plan Administrator shall: (i) not be required to and shall make no representations and have no responsibilities as to the validity, accuracy, value or genuineness of any signatures or endorsements, other than its own; and (ii) not be obligated to take any legal action hereunder that might, in its judgment, involve any expense or liability, unless it has been furnished with reasonable indemnity.

The Plan Administrator shall not be responsible or liable for any failure or delay in the performance of its obligations under this Plan arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including, without limitation, acts of God; earthquakes; fires; floods; wars; civil or military disturbances; sabotage; epidemics; riots; interruptions, loss or malfunctions of utilities; interruptions, loss or malfunctions of computers (hardware or software) or communications services; accidents; labor disputes; acts of civil or military authority or governmental actions; it being understood that the Plan Administrator shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

Plan participants should recognize that neither the Company nor the Plan Administrator can assure the participant of a profit or protect the participant against a loss on the stock purchased or sold by the participant under the Plan.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K of Edison International for the year ended December 31, 2010 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

LEGAL OPINION

The validity of the Common Stock offered by this prospectus has been passed upon for us by Barbara E. Mathews, Vice President, Associate General Counsel, Chief Governance Officer and Corporate Secretary of Edison International. Ms. Mathews is a salaried employee of Southern California Edison Company, which is a subsidiary of Edison International, and she earns stock-based compensation based on Edison International’s Common Stock.

WHERE YOU CAN FIND MORE INFORMATION

Available Information

We file reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy these reports and proxy statements and other information at the Public Reference Room maintained by the Securities and Exchange Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain further information on the operation of the Securities and Exchange Commission’s Public Reference Room by calling them at 1-800-SEC-0330.

The Securities and Exchange Commission also maintains an Internet web site that contains reports, proxy statements and other information about issuers, such as Edison International, that file electronically with the Securities and Exchange Commission. The address of that web site is http://www.sec.gov.

You may also review reports, proxy statements and other information about Edison International at our offices at 2244 Walnut Grove Avenue, Rosemead, California 91770. You may view and obtain copies of some of those reports and other information on our web site at http://www.edison.com.

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission. You may obtain the full registration statement from the Securities and Exchange Commission or us, as indicated below. We filed forms or copies of our articles of incorporation and other documents establishing the terms of the Common Stock as exhibits to the registration statement. Statements in this prospectus about these documents are summaries. You should refer to the actual documents for a more complete description of the relevant matters.

Incorporation by Reference

The rules of the Securities and Exchange Commission allow us to “incorporate by reference” into this prospectus, which means we may disclose important information to you by referring you to another document filed separately with the Securities and Exchange Commission. The information incorporated by reference is considered to be part of this prospectus, and later information we file with the Securities and Exchange Commission will automatically update and supersede the earlier information. This prospectus incorporates by reference the documents listed below that we have previously filed or may file in the future with the Securities and Exchange Commission. These documents contain important information about Edison International.

•	Our Annual Report on Form 10-K for the year ended December 31, 2010.

•	Our Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30, and September 30, 2011.

•	Our Current Reports on Form 8-K filed March 18, and April 29, 2011.

•
The “Description of Registrant’s Securities to be Registered” on page 2 of our Registration Statement on Form 8-A filed November 22, 1996 and the “Description of Registrant’s Securities to be Registered” on pages 4-5 of the Registration Statement on Form 8-B filed by SCEcorp (the former name of Edison International) on May 20, 1988.

•
All additional documents that we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 between the date of this prospectus and the end of the offering of the securities described in this prospectus. Those documents include Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and proxy statements mailed to our shareholders.

Upon request, we will provide a copy of any of these filings without charge to each person to whom a copy of this prospectus has been delivered. You may request a copy of these filings by writing or calling us at:

Edison International
2244 Walnut Grove Avenue
P.O. Box 976
Rosemead, California 91770
Attention:  Corporate Governance
Telephone (626) 302-6103
Fax (626) 302-2050

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.               Other Expenses of Issuance and Distribution.

The following is a statement of estimated expenses in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commissions.

1.	Securities and Exchange Commission Registration Fee	$0
2.	Printing, Engraving and Freight Expenses	$25,000
3.	Accounting Fees and Expenses	$50,000
4.	Miscellaneous	$0
	Total	$75,000

Item 15.               Indemnification of Directors and Officers.

Section 317 of the California Corporations Code provides that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any proceeding or action by reason of the fact that he or she is or was a director, officer, employee or other agent of such corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise. Section 317 also grants authority to a corporation to include in its articles of incorporation indemnification provisions in excess of that permitted in Section 317, subject to certain limitations.

Article Sixth of the Restated Articles of Incorporation of Edison International authorizes Edison International to provide indemnification of directors, officers, employees, and other agents through bylaw provisions, agreements with agents, votes of shareholders or disinterested directors, or otherwise, in excess of the indemnification otherwise permitted by Section 317 of the California Corporations Code, subject only to the applicable limits set forth in Section 204 of the California Corporations Code.

Article VI of the Amended Bylaws of Edison International contains provisions implementing the authority granted in Article Sixth of the Restated Articles of Incorporation. The Amended Bylaws provide for the indemnification of any director or officer of Edison International, or any person acting at the request of Edison International as a director, officer, employee or agent of another corporation or other enterprise, for any threatened, pending or completed action, suit or proceeding to the fullest extent permissible under California law and the Restated Articles of Incorporation of Edison International, subject to the terms of any agreement between Edison International and such a person; provided that, no such person shall be indemnified: (i) except to the extent that the aggregate of losses to be indemnified exceeds the amount of such losses for which the director or officer is paid pursuant to any directors’ or officers’ liability insurance policy maintained by Edison International; (ii) on account of any suit in which judgment is rendered for an accounting of profits made from the purchase or sale of securities of Edison International pursuant to Section 16(b) of the Securities Exchange Act of 1934 and amendments thereto or similar provisions of any federal, state or local statutory law; (iii) if a court of competent jurisdiction finally determines that the indemnification is unlawful; (iv) for acts or omissions involving intentional misconduct or knowing and culpable violation of law; (v) for acts or omissions that the director or officer believes to be contrary to the best interests of Edison International or its shareholders, or that involve the absence of good faith; (vi) for any transaction from which the director or officer derived an improper personal benefit; (vii) for acts or omissions that show a reckless disregard for the director’s or officer’s duty to Edison International or its shareholders in circumstances in which the director or officer was aware, or should have been aware, in the ordinary course of performing his or her duties, of a risk of serious injury to Edison International; (viii) for acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director’s or officer’s duties to Edison International or its shareholders; (ix) for costs, charges, expenses, liabilities and losses arising under Section 310 or 316 of the California Corporations Code; or (x) as to circumstances in which indemnity is expressly prohibited by Section 317 of the California Corporations Code. The exclusions set forth in clauses (iv) through (ix) above shall apply only to indemnification with regard to any action brought by or in the right of Edison International for breach of duty to Edison International or its shareholders. The Amended Bylaws of Edison International also provide that Edison International shall indemnify any director or officer in connection with (a) a proceeding (or part thereof) initiated by him or her only if such proceeding (or part thereof) was authorized by the Board of Directors of Edison International or (b) a proceeding (or part thereof) other than a proceeding by or in the name of Edison International to procure a judgment in its favor, only if any settlement of such a proceeding is approved in writing by Edison International. Indemnification shall cover all costs, charges, expenses, liabilities and losses, including attorneys’ fees, judgments, fines, ERISA excise taxes, or penalties and amounts paid or to be paid in settlement, reasonably incurred or suffered by the director or officer.

Edison International has directors’ and officers’ liability insurance policies in force insuring directors and officers of Edison International and its subsidiaries. Edison International has also entered into written agreements with each of its directors incorporating the indemnification provisions of its Amended Bylaws.

Item 16.               Exhibits.

See Exhibit Index.

Item 17.               Undertakings.

The undersigned registrants hereby undertake:

(1)  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)  To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the registrants pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

11-2

(4)  That, for purposes of determining liability of the registrant under the Securities Act of 1933 to any purchaser of the initial distribution of the securities:  The undersigned registrant undertakes that in a primary offering of securities to the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser;

(i)  Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§230.424 of this chapter);

(ii)  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)  Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(5)      That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrants’ annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the provisions described in Item 15 above, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer, or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by them is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Edison International certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3ASR and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rosemead, State of California on the 4th day of November, 2011.

                                        EDISON INTERNATIONAL

                                        /s/ W. James Scilacci
                                        ---------------------------------------------------------------------------------
                                        W. James Scilacci
                                        Executive Vice President, Chief Financial Officer and Treasurer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature                                                                               Title                                                  Date

Principal Executive Officer:

/s/ Theodore F. Craver, Jr.
----------------------------------------------------------------
Theodore F. Craver, Jr.                                                         Chairman of the Board, President
and Chief Executive Officer                 November 4, 2011

Principal Financial Officer:

/s/ W. James Scilacci
----------------------------------------------------------------
W. James Scilacci                                                                  Executive Vice President,                    November 4, 2011
Chief Financial Officer
and Treasurer

Controller or Principal Accounting Officer:

/s/ Mark C. Clarke
----------------------------------------------------------------
Mark C. Clarke                                                                   Vice President and                               November 4, 2011
Controller

Majority of Board of Directors:
France A. Córdova*                                                  Director                                             November 4, 2011
Bradford M. Freeman*                                              Director                                             November 4, 2011
Luis G. Nogales*                                                        Director                                             November 4, 2011
Ronald L. Olson*                                                       Director                                             November 4, 2011
James M. Rosser*                                                      Director                                             November 4, 2011
Richard T. Schlosberg, III*                                       Director                                             November 4, 2011
Thomas C. Sutton *                                                   Director                                             November 4, 2011

*By /s/ Michael A. Henry
--------------------------------------------------------------
(Michael A. Henry, Attorney-in-Fact)

EXHIBIT INDEX

Exhibit
Number                                                                                                                   Description

3.1
Restated Articles of Incorporation of Edison International, effective December 19, 2006 (File No. 1-9936, filed as Exhibit 3.1 to Edison International’s Form 10-K for the year ended December 31, 2006)*

3.2
Amended Bylaws of Edison International, as Adopted by the Board of Directors effective October 27, 2011 (File No. 1-9936, filed as Exhibit 3.1 to Edison International’s Form 10-Q for the quarter ended September 30, 2011)*

5	Opinion of Barbara E. Mathews
23.1	Consent of PricewaterhouseCoopers LLP
24.1	Power of Attorney as to Edison International (File No. 1-9936, Form S-3 dated December 13, 2004)*
__________________

* Incorporated by reference pursuant to Rule 411.